UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2006

ADELPHIA COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-16014	23-2417713
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 DTC Parkway—Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip Code)

(303) 268-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 10, 2006, Adelphia Communications Corporation (the “Company”) and certain of its subsidiaries (collectively, with the Company, the “Debtors”), the Ad Hoc Adelphia Operating Company Trade Claims Committee (the “Trade Committee”) and certain members of the Trade Committee entered into an agreement under which the Trade Committee and the Trade Committee members party thereto agreed to support the Debtors’ Modified Fourth Amended Joint Plan of Reorganization (the “Plan”) in exchange for the Debtors’ agreement to incorporate certain terms and conditions in the Plan (the “Plan Support Agreement”). Capitalized terms used but not defined herein have the meanings given to them in the Plan Support Agreement or in the Plan. Under the Plan Support Agreement, subject to certain exceptions, the Debtors agreed not to amend or modify the Plan in any manner that adversely affects the treatment of the Trade Claims held against all Debtor Groups other than the Holding Company Debtor Group (the “Operating Company Trade Claims”) as contemplated by the Plan Support Agreement, without the Trade Committee’s prior written consent. The Trade Committee agreed not to unreasonably withhold or delay its consent to any such amendment or modification, so long as the modifications do not adversely impact the Trade Committee’s economic interest. The Plan Support Agreement and the matters covered by it are being submitted for approval under the Plan as a compromise or settlement.

Under the Plan Support Agreement, Trade Claims within certain Debtor Groups under the Plan will accrue post-Commencement Date simple interest at 8% per year, and allowed Trade Claims within such Debtor Groups will be paid in full (including such post-Commencement Date interest). The Plan Support Agreement also requires the Trade Committee to (a) stay the prosecution of its appeal of the Government Settlement Agreements and to withdraw with prejudice that appeal as soon as practicable after the Effective Date and (b) withdraw its pending discovery requests, without prejudice to the Trade Committee’s right to prosecute the Government Settlement appeal and re-serve such discovery if a termination event under the Plan Support Agreement occurs.

Under the Plan Support Agreement, the Debtors have agreed to support the payment of, and to not object to, the reasonable fees and expenses (based on their hourly billings (plus expenses)) of the Trade Committee’s professionals in representing the Trade Committee in the Chapter 11 Cases. The Trade Committee has represented that, as of March 31, 2006, this amount of hourly billings and expenses was approximately $2.13 million. The Debtors’ fee reimbursement obligation also includes reimbursement for all reasonable fees (based on hourly billings) and expenses that may be incurred by the Trade Committee’s professionals relating to certain other Plan related matters specified in the Plan Support Agreement. Under the Plan Support Agreement, the Debtors have also agreed not to oppose and not to object to any contingent fee claim filed by counsel to the Trade Committee on account of a contingent fee payment based upon the improvement (in excess of the federal judgment rate as of the Commencement Date) in the recoveries of the Operating Company Trade Claims on account of post-petition interest, in an amount not to exceed $5 million (less the amount of the hourly fee reimbursement described above).

The Plan Support Agreement may be terminated by the Debtors or the Trade Committee under certain specified circumstances, including, among others, if (a) the Debtors amend and file the Plan with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) in a manner not consistent with the terms of the Plan Support Agreement, (b) the Chapter 11 Cases are dismissed or converted to Chapter 7 cases, (c) a final, non-appealable order declares that the Plan Support Agreement is unenforceable, (d) the Debtors withdraw the Plan, (e) the Bankruptcy Court enters an order either denying (i) approval of the terms contemplated by the Plan Support Agreement or (ii) confirmation of the Plan or (f) the sale transaction with Time Warner NY Cable LLC (“Time Warner”) and Comcast Corporation (“Comcast”) is terminated. Upon termination of the Plan Support Agreement, all obligations under such agreement will terminate and have no further effect, except for those expressly provided to survive. Termination of the Plan Support Agreement would allow the Trade Committee and any Trade Committee member that is a non-breaching party to object, oppose or otherwise seek to modify or delay approval or confirmation of the Plan or the occurrence of its Effective Date.

The Plan Support Agreement is subject to Bankruptcy Court approval, as well as additional terms, including limitations relating to the impact of the outcome of the bankruptcy litigation process on recoveries to holders of the Trade Claims.

The foregoing summary of certain material terms of the Plan Support Agreement is qualified in its entirety by reference to the Plan Support Agreement, a copy of which is attached as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit 10.01	Plan Support Agreement Concerning Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for Adelphia Communications Corporation, et al., dated April 10, 2006.

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements. All statements regarding the Company’s and its subsidiaries’ and affiliates’ expected future financial position, results of operations, cash flows, sale of the Company, settlements with the Securities and Exchange Commission (the “SEC”) and the United States Attorneys’ Office for the Southern District of New York (the “U.S. Attorney”), restructuring and financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include whether the proposed sale of the Company’s assets to Time Warner and Comcast is approved and consummated, whether the Debtors’ Modified Fourth Amended Joint Plan of Reorganization is confirmed and consummated in time to close the sale of such assets to Time Warner and Comcast, whether the transactions contemplated by the proposed settlements with the SEC and the U.S. Attorney and any other agreements needed to effect those transactions are consummated, the Company’s pending bankruptcy proceeding, results of litigation against the Company, results and impacts of the proposed sale of the Company’s assets, the effects of government regulation including the actions of local cable franchising authorities, the availability of financing, actions of the Company’s competitors, pricing and availability of programming, equipment, supplies and other inputs, the Company’s ability to upgrade its broadband network, technological developments, changes in general economic conditions, and those discussed under Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Many of these factors are outside of the Company’s control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 14, 2006	ADELPHIA COMMUNICATIONS CORPORATION
(Registrant)

		By:	/s/ Brad M. Sonnenberg
Name: Brad M. Sonnenberg
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.01	Plan Support Agreement Concerning Fourth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for Adelphia Communications Corporation, et al., dated April 10, 2006.